EXHIBIT 99.1

Harvard Bioscience Announces Third Quarter Financial Results

Improves adjusted operating margins while taking actions to underpin next year’s profit and growth targets

  Q3 Revenue of $27.4 million
  Q3 Operating Loss (GAAP) of $(1.4) million; Adjusted Operating Income (Non-GAAP) of $3.3 million
  Q3 GAAP EPS of $(0.07); Adjusted Diluted EPS (Non-GAAP) of $0.04

HOLLISTON, Mass., Nov. 05, 2019 (GLOBE NEWSWIRE) -- Harvard Bioscience, Inc. (Nasdaq: HBIO) (the “Company”), today announced financial results for the three and nine months ended September 30, 2019.

The Company reported revenue of $27.4 million for the third quarter of 2019, with an operating loss of $(1.4) million and EPS of $(0.07). On an adjusted basis, gross margin was 55.6%, operating income measured $3.3 million or 12.1% of sales, and adjusted diluted EPS was $0.04. Cash flow from operations for the nine months ended September 30, 2019 was $5.8 million compared to $0.3 million for the comparable prior year period.

Jim Green, Chairman and CEO said, “We are executing on our strategic priorities. In spite of Q3 revenue continuing at a slower pace, adjusted operating margin improved by 90 basis points, all while taking initial actions designed to meet the targets outlined for next year’s profitability and growth. As revenue headwinds annualize in the first half of next year, we expect improvements in sales effectiveness combined with product improvements to yield organic growth in line with our published targets.”

Green continued, “Cellular and Molecular Technologies related products saw continued organic growth in our CRISPR related applications and in precision infusion pumps. North America and APAC sales grew, while EMEA declined on timing of large equipment sales, resulting in a modest decline in organic revenue globally for the product family.”

Green continued, “Sales of Pre-Clinical Systems products sold into CROs and Pharma improved in North America, with revenue from CROs returning to historical run-rates. However, overall Pre-Clinical Systems revenue was down on declines in APAC.”

Green concluded, “We will continue to take the necessary actions to strengthen our business. Although we expect continued soft revenue trends in Q4, we anticipate significant adjusted operating margin improvement in the quarter. For the full year 2019, we expect revenues to be in the range of $116-$118 million, slightly lower than previous expectations. We anticipate adjusted gross margin, adjusted operating margin and adjusted diluted EPS to be 56%, 12%-13%, and $0.19, respectively, in line with our previous guidance. We believe the disciplined action plan we are executing is positioning the business to be significantly stronger next year. Recently executed actions include enhancing the senior leadership team and making cost structure improvements, including completing the consolidation of the Raleigh, North Carolina operations.”

Third Quarter Reported Results

Revenue for the three months ended September 30, 2019 was $27.4 million, a decrease of 4%, or $1.2 million, compared to revenue of $28.6 million for the three months ended September 30, 2018.

Operating loss for the three months ended September 30, 2019 was $(1.4) million, a decrease of $2.3 million, compared to operating income of $0.9 million for the three months ended September 30, 2018. The operating loss for the period included $2.2 million of costs associated with the CEO transition in July 2019 and initial site and product line consolidation activities aligned with profitability initiatives announced in September 2019.

Adjusted operating income was $3.3 million for the three months ended September 30, 2019, an increase of approximately 4%, or $0.1 million, compared to $3.2 million for the three months ended September 30, 2018. The increase in adjusted operating income was the result of improved product mix coupled with strong cost management, more than offsetting the impact of lower revenue.

Net loss was $(0.07) per share for the three months ended September 30, 2019, compared to a net loss of $(0.01) per share for the same quarter in 2018.

Adjusted diluted earnings per share was $0.04 for the three months ended September 30, 2019, same as the three months ended September 30, 2018.

Please refer to Exhibit 4 below for a reconciliation of certain non-GAAP to GAAP financial measures, including revenue, gross profit, operating expenses, operating income and loss, net income and loss, and diluted earnings per share. As to our 2019 guidance referenced in this release, please refer to Exhibit 5 below for reconciliations of the GAAP diluted earnings per share and adjusted diluted earnings per share, GAAP gross margin and adjusted gross margin and GAAP operating margin and adjusted operating margin. Please see “Use of Non-GAAP Financial Information” for additional information regarding our use of such adjusted financial information.

Balance Sheet and Cash Flow

As of September 30, 2019, cash was $6.8 million and total debt was $54.3 million. Cash flow from operations for the nine months ended September 30, 2019 was $5.8 million, funding the majority of the $6.8 million reduction in total debt since December 31, 2018.

Webcast and Conference Call Details

Harvard Bioscience will be hosting a conference call and webcast today at 4:30 pm ET. You can access the live conference call by dialing the following phone numbers: toll-free 1 (800) 708-4539 or international (847) 619-6396 and referencing the conference ID# 49098277.

The conference call will be simultaneously webcast and can be accessed through the Harvard Bioscience website. A slide presentation that will be referenced during the webcast will be posted to our Investor Relations website shortly before the webcast begins. To listen to the webcast, log on to the webcast at: http://investor.harvardbioscience.com/ and click on the Earnings Call icon. The webcast will be available on the website through November 14, 2019.

Use of Non-GAAP Financial Information

In this press release, we have included non-GAAP financial information including adjusted revenue, adjusted gross profit, adjusted operating expenses, adjusted operating income, adjusted net income and adjusted diluted earnings per share. We believe that this non-GAAP financial information provides investors with an enhanced understanding of the underlying operations of the business. For the periods presented, these non-GAAP financial measures of revenue and income have excluded certain revenue and expenses and income primarily resulting from purchase accounting or events that we do not believe are related to the underlying operations of the business such as currency translation, amortization of intangibles related to acquisitions, costs related to acquisition, disposition and integration initiatives, impairment charges, gains or losses from divestitures, severance and restructuring expenses, and stock-based compensation expense. They also exclude the tax impact of the reconciling items. This non-GAAP financial information approximates information used by our management to internally evaluate the operating results of the Company. Tabular reconciliations of our adjusted revenue, adjusted gross profit, adjusted operating expenses, adjusted operating income, adjusted net income and adjusted earnings per diluted share for the three and nine months ended September 30, 2019 and 2018 are included as exhibits below in this press release.

The non-GAAP financial information provided in this press release should be considered in addition to, not as a substitute for, the financial information provided and presented in accordance with GAAP and may be different than other companies’ non-GAAP financial information.

About Harvard Bioscience

Harvard Bioscience is a global developer, manufacturer and marketer of a broad range of solutions to advance life science. Our products are sold to thousands of researchers in over 100 countries through our global sales organization, websites, catalogs, and through distributors. We have sales and manufacturing operations in the United States, the United Kingdom, Germany, Sweden, Spain, France, Canada and China. For more information, please visit our website at www.harvardbioscience.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. You can identify these statements by our use of such words as "will," "guidance," "objectives," "optimistic," "potential," "future," "expects," "plans," "estimates," "continue," "drive," "strategy," "potential," "potentially," "growth," "long-term," "projects," "projected," "intends," "believes," "goals," "sees," "seek," "develop" "possible" "new," "emerging," "opportunity," "pursue" and similar expressions that do not relate to historical matters. Forward-looking statements in this press release or that may be made during our conference call may include, but are not limited to, statements or inferences about the Company's or management's beliefs or expectations, the Company's anticipated future revenues and earnings, the strength of the Company's market position and business model, industry outlook; the Company's business strategy, the positioning of the Company for growth, the market demand and opportunity for the Company's current products, or products it is developing or intends to develop, and the Company's plans, objectives and intentions that are not historical facts. These statements involve known and unknown risks, uncertainties and other factors that may cause the Company's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Investors should note that many factors, as more fully described under the caption “Risk Factors” in our Form 10-K, including our Form 10-K for the year ended December 31, 2018, Form 10-Q and Form 8-K filings with the Securities and Exchange Commission and as otherwise enumerated herein or therein may cause the Company's actual results to differ materially from those in the forward-looking statements. The forward-looking statements in this press release are qualified by these risk factors. The Company's results may also be affected by factors of which the Company is not currently aware. The Company may not update these forward-looking statements, even though its situation may change in the future, unless it has obligations under the federal securities laws to update and disclose material developments related to previously disclosed information.

For investor inquiries, please contact Michael Rossi, Chief Financial Officer at (508) 893-8999. Press releases may be found on the Harvard Bioscience website.

Exhibit 1

HARVARD BIOSCIENCE, INC.
Consolidated Statements of Operations
(unaudited, in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018

Revenues	$27,418	$28,635	$85,204	$86,916
Cost of revenues	12,439	12,818	38,116	42,475
Gross profit	14,979	15,817	47,088	44,441

Sales and marketing expenses	5,294	6,021	17,370	17,976
General and administrative expenses	6,604	4,655	17,215	15,297
Research and development expenses	2,564	2,783	8,070	7,943
Amortization of intangible assets	1,422	1,468	4,289	3,983
Impairment charges	460	-	1,401	-
Total operating expenses	16,344	14,927	48,345	45,199

Operating income (loss)	(1,365)	890	(1,257)	(758)

Other expense:
Foreign exchange	125	(26)	32	(28)
Interest expense, net	(1,348)	(1,458)	(4,129)	(3,835)
Other expense, net	(86)	(314)	(246)	(3,399)
Other expense, net	(1,309)	(1,798)	(4,343)	(7,262)

Loss from continuing operations before income taxes	(2,674)	(908)	(5,600)	(8,020)
Income tax (benefit) expense	(54)	(652)	(363)	(416)
Loss from continuing operations	(2,620)	(256)	(5,237)	(7,604)
Discontinued operations
Income from discontinued operations	-	-	-	937
Income tax benefit	-	-	-	(883)
Income from discontinued operations, net of tax	-	-	-	1,820
Net loss	$(2,620)	$(256)	$(5,237)	$(5,784)

(Loss) earnings per common share:
Basic loss per common share from continuing operations	$(0.07)	$(0.01)	$(0.14)	$(0.21)
Discontinued operations	-	-	-	0.05
Basic loss per common share	$(0.07)	$(0.01)	$(0.14)	$(0.16)

Diluted loss per common share from continuing operations	$(0.07)	$(0.01)	$(0.14)	$(0.21)
Discontinued operations	-	-	-	0.05
Diluted loss per common share	$(0.07)	$(0.01)	$(0.14)	$(0.16)

Weighted average common shares:
Basic	38,036	36,947	37,764	36,170

Diluted	38,036	36,947	37,764	36,170

Exhibit 2

HARVARD BIOSCIENCE, INC.
Condensed Consolidated Balance Sheet Information
(unaudited, in thousands)

	September 30,	December 31,
	2019	2018

Assets
Cash and cash equivalents	$6,845	$8,173
Accounts receivables	17,085	21,463
Inventories	23,894	25,087
Other current assets	4,465	3,109
Total current assets	52,289	57,832
Property, plant and equipment	5,234	5,898
Goodwill and other intangibles	96,437	103,068
Other assets	8,817	1,815
Total assets	$162,777	$168,613

Liabilities and Stockholders' Equity
Current portion, long-term debt	$2,607	$5,982
Other current liabilities	19,090	19,507
Total current liabilities	21,697	25,489
Long-term debt	51,712	54,813
Other long-term liabilities	12,265	5,587
Stockholders’ equity	77,103	82,724
Total liabilities and stockholders’ equity	$162,777	$168,613

Exhibit 3

Condensed Consolidated Cash Flow Information
(unaudited, in thousands)

	Nine Months Ended
	September 30,
	2019	2018

Cash flows from operating activities:
Net loss	$(5,237)	$(5,784)
Changes in operating assets and liabilities	960	(990)
Other adjustments to operating cash flows	10,102	7,065
Net cash provided by operating activities	5,825	291

Cash flows from investing activities:
Additions to property, plant and equipment	(778)	(891)
Acquisitions, net of cash acquired	-	(68,008)
Dispositions, net of cash sold	1,020	15,754
Other investing activities	(15)	(24)
Net cash provided by (used in) investing activities	227	(53,169)

Cash flows from financing activities:
Proceeds from issuance of debt	4,300	70,800
Repayments of debt	(11,103)	(19,947)
Other financing activities	(392)	2,554
Net cash provided by (used in) financing activities	(7,195)	53,407

Effect of exchange rate changes on cash	(185)	399
Increase (decrease) in cash and cash equivalents	(1,328)	928
Cash and cash equivalents at the beginning of period	8,173	5,733
Cash and cash equivalents at the end of period	$6,845	$6,661

Exhibit 4

HARVARD BIOSCIENCE, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures (unaudited)
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018

GAAP revenue	$27,418	$28,635	$85,204	$86,916
Denville revenue reported within discontinued operations	-	-	-	893
Deferred revenue valuation adjustments on acquisition	-	78	26	207
Adjusted revenue	$27,418	$28,713	$85,230	$88,016

GAAP gross profit	$14,979	$15,817	$47,088	$44,441
Stock-based compensation expense	13	19	34	45
Severance, restructuring and acquisition costs	237	22	321	42
Non-cash expense - acquisition accounting	20	165	98	4,023
Denville operations	-	-	-	360
Adjusted gross profit	$15,249	$16,023	$47,541	$48,911

GAAP gross profit % of revenue	54.6%	55.2%	55.3%	51.1%

Adjusted gross profit % of revenue	55.6%	55.8%	55.8%	55.6%

GAAP operating expenses	$16,344	$14,927	$48,345	$45,199
Stock-based compensation expense	(974)	(467)	(2,159)	(2,082)
Severance, restructuring and acquisition costs	(1,522)	(176)	(2,070)	(603)
Intangible assets amortization and impairments	(1,882)	(1,468)	(5,690)	(3,983)
Non-cash expense - acquisition accounting	(39)	-	(141)	-
Denville adjusted operating expense	-	-	-	343
Adjusted operating expenses	$11,927	$12,816	$38,285	$38,874

GAAP operating income (loss)	$(1,365)	$890	$(1,257)	$(758)
Stock-based compensation expense	987	486	2,193	2,082
Severance, restructuring and acquisition costs	1,759	198	2,391	645
Intangible assets amortization and impairments	1,882	1,468	5,690	3,983
Non-cash expense - acquisition accounting	59	165	239	4,023
Denville adjusted operating income	-	-	-	360
Adjusted operating income	$3,322	$3,207	$9,256	$10,335

GAAP operating income (loss) % of revenue	-5.0%	3.1%	-1.5%	-0.9%

Adjusted operating income % of revenue	12.1%	11.2%	10.9%	11.7%

GAAP net loss	$(2,620)	$(256)	$(5,237)	$(5,784)
Stock-based compensation expense	987	486	2,193	2,082
Severance, restructuring and acquisition costs	1,759	400	2,391	3,692
Intangible assets amortization and impairments	1,882	1,468	5,690	3,983
Non-cash expense - acquisition accounting	59	165	239	4,023
Denville adjusted operating income (A)	-	-	-	(920)
Income taxes (B)	(341)	(947)	(1,294)	(2,481)
Adjusted net income	$1,726	$1,316	$3,982	$4,595

GAAP diluted loss per common share	$(0.07)	$(0.01)	$(0.14)	$(0.16)
Adjusted items after tax per share assuming dilution (C)	0.11	0.05	0.24	0.29
Adjusted diluted earnings per common share	$0.04	$0.04	$0.10	$0.13

(A) For the nine months ended September 30, 2018, the Non-GAAP adjustments reported in discontinued operations related to the sale of Denville included a $1,251 gain on sale, $47 in amortization of intangible assets, $132 in disposition costs, and $150 in stock-based compensation expense.
(B) Income taxes includes the tax effect of adjusting for the reconciling items using the calculated effective tax rate, including the post-2017 impact of tax reform, in the jurisdictions in which the reconciling items arise.
(C) Share count higher in Q3'19 due to adoption of best practice utilizing fully diluted shares versus basic shares only in periods with GAAP loss previously.

Exhibit 5

HARVARD BIOSCIENCE, INC.
Reconciliation of GAAP Measures to Non-GAAP Guidance for 2019
(unaudited)

Projected GAAP gross profit % of revenue (A)	55.6%
Adjustments:
Severance, restructuring, and acquisition costs	0.3%
Non-cash expense - acquisition accounting	0.1%
Projected adjusted gross profit % of revenue (A)	56.0%

Projected GAAP operating loss % of revenue (A)	1% - 2%
Adjustments:
Stock-based compensation expense	3%
Severance, restructuring, and acquisition costs	2%
Intangible assets amortization and impairments	6%
Projected adjusted operating income % of revenue (A)	12% - 13%

Projected GAAP diluted loss per common share (A)	$(0.10)
Adjustments:
Stock-based compensation expense	0.08
Severance, restructuring and acquisition costs	0.07
Intangible assets amortization and impairments	0.19
Non-cash expense - acquisition accounting	0.01
Income taxes (B)	(0.06)
Projected adjusted diluted earnings per common share (A)	$0.19

(A) This guidance excludes, among other things, the impact of future acquisitions, acquisition costs, restructuring charges, or other one-time charges.
(B) Income taxes includes the tax effect of adjusting for the reconciling items using the calculated effective tax rate, including the post-2017 impact of tax reform, in the jurisdictions in which the reconciling items arise and any changes to valuation allowances.